EXHIBIT 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.1350, as adopted), James Sayler, Chief Financial Officer of Golden Gate Homes, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2013, to which this Certification is attached as Exhibit 32.2 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

 2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hands hereto as of August 14, 2013.

/s/ James Sayler
James Sayler
Chief Financial Officer
(Principal Financial and Accounting Officer)